UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2023

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34569	26-0489289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (203) 698-1200
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	EFC	The New York Stock Exchange
6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	EFC PR A	The New York Stock Exchange
6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR B	The New York Stock Exchange
8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock	EFC PR C	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
Underwriting Agreement
On February 2, 2023, Ellington Financial Inc. (the “Company”) and Ellington Financial Management LLC (the “Manager”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of 4,000,000 shares of Series C Preferred Stock (as defined below). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 600,000 additional shares of Series C Preferred Stock. The closing of the offering is expected to occur on February 6, 2023.
The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Manager, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business, the Underwriters or their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking services to the Company for which they have in the past received, and may in the future receive, customary fees.
The offering of Series C Preferred Stock is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-269386) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on January 24, 2023.
The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Amendment to Operating Agreement of Operating Partnership
In connection with the closing of the offering of the Series C Preferred Stock, the Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC (the “Operating Partnership”) was amended to provide for the issuance of up to 4,600,000 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series C Preferred Units”). Such amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company will contribute the net proceeds from the sale of the Series C Preferred Stock to the Operating Partnership in exchange for the same number of Series C Preferred Units. The Series C Preferred Units have economic terms that mirror the terms of the Series C Preferred Stock. The issuance of the Series C Preferred Units is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03    Material Modification to Rights of Security Holders.
On February 3, 2023, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 4,600,000 shares of the Company’s authorized preferred stock as shares of 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $25.00 per share (“Series C Preferred Stock”), with the designations, powers, rights, preferences, qualifications, limitations and restrictions as set forth in the Certificate of Designations. The Certificate of Designations became effective upon filing on February 3, 2023.
The Certificate of Designations provides that the Company will pay, when, as and if declared by the Company’s board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends based on the stated liquidation preference of $25.00 per share at a rate equal to (i) from and including the original issue date to, but excluding, April 30, 2028 (the "First Reset Date"), 8.625% per annum (equivalent to $2.15625 per annum per share of the Series C Preferred Stock) and (ii) from and including First Reset Date, during each Reset Period (as defined below), the five-year treasury rate (as defined in the Certificate of Designations) as of the most recent Reset Dividend Determination Date plus 5.13% per annum. A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a business day. A “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three business days prior to the beginning of such Reset Period.
The Series C Preferred Stock ranks senior to the Company’s common stock with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company.

The Series C Preferred Stock will not be redeemable before April 30, 2028, except under circumstances where it is necessary to allow the Company to maintain its qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Certificate of Designations). On or after April 30, 2028, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share of the Series C Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Upon the occurrence of a Change of Control, the Company may, as its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of the Series C Preferred Stock.
Upon the occurrence of a Change of Control, provided that the Common Stock Authorization (as defined in the Certificate of Designations) has occurred at or prior to such Change of Control, each holder of the Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Certificate of Designations)) to convert some or all of the shares of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series C Preferred Stock determined by formula, in each case, on the terms and subject to the conditions described in the Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
If, following a Change of Control, the Common Stock Authorization has not occurred at or prior to such Change of Control and the Company has not exercised its option to redeem the Series C Preferred Stock, the Company will increase the cumulative dividend rate by 300 basis points per annum. Holders of shares of the Series C Preferred Stock will be entitled to receive cumulative cash dividends from, and including, the first date on which the Change of Control has occurred at the increased rate for so long as the Company has not exercised its option to redeem the Series C Preferred Stock.
There are restrictions on ownership of the Series C Preferred Stock intended to allow the Company to qualify and maintain its qualification as a REIT. Holders of Series C Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more quarterly dividend periods (whether or not consecutive) and under certain other circumstances.
The foregoing description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.7 to the Company’s Form 8-A filed on February 3, 2023 and is incorporated herein by reference. A copy of the form of a certificate representing the Series C Preferred Stock is filed as Exhibit 4.3 to the Company’s Form 8-A filed on February 3, 2023 and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Our results can fluctuate from month to month depending on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01    Financial Statements and Exhibits.
A copy of the opinion of Vinson & Elkins, L.L.P. with respect to the legality of the issuance and sale of the Series C Preferred Stock in the offering is filed herewith as Exhibit 5.1, and thereby automatically incorporated by reference into the Registration Statement, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of February 2, 2023, by and among Ellington Financial Inc. and Ellington Financial Management LLC, on the one hand, and Piper Sandler & Co., as representative of the several underwriters named therein, on the other hand.

3.1
Certificate of Designations of Ellington Financial Inc., designating the Company’s 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.001 per share (incorporated herein by reference to Exhibit 3.7 of Ellington Financial Inc.’s Form 8-A filed on February 3, 2023).

4.1
Form of certificate representing the 8.625% Series C Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Ellington Financial Inc. (incorporated herein by reference to Exhibit 4.3 of Ellington Financial Inc.’s Form 8-A filed on February 3, 2023).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Series C Preferred Stock.
10.1
Fourth Amendment to Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC, by and among the Company, Ellington Financial Operating Partnership LLC and EMG Holdings, L.P., dated as of January 1, 2013.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.

Date:	February 6, 2023	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer